Exhibit 31.2
CERTIFICATION
I, Sandeep Nayyar, certify that:
1. I have reviewed this Form 10-Q/A of Power Integrations, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Sandeep Nayyar
Sandeep Nayyar
Chief Financial Officer
Date: September 19, 2014